Exhibit 99.1

GLOBAL ATLANTIC LIMITED (DELAWARE)	05/12/2026

By: /s/ Gary Silber
Name: Gary Silber
Title: Assistant Secretary

GLOBAL ATLANTIC FINANCIAL GROUP LIMITED	05/12/2026

By: /s/ Gary Silber
Name: Gary Silber
Title: General Counsel for Investments, Institutional Markets & Corporate Office and Assistant Secretary

THE GLOBAL ATLANTIC FINANCIAL GROUP LLC	05/12/2026

By: /s/ Risa Gordon
Name: Risa Gordon
Title: Assistant Secretary

KKR MAGNOLIA HOLDINGS LLC	05/12/2026

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Secretary

KKR GROUP ASSETS HOLDINGS L.P.	05/12/2026
By: KKR Group Assets GP LLC, its general partner

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Secretary

KKR GROUP ASSETS GP LLC	05/12/2026

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Secretary